EXHIBIT 99.1
Doral Financial Corporation Reports Results for
the First Quarter Ended March 31, 2010
Continues to Exceed Well Capitalized Levels with Tier 1 Capital Ratio of 13.8%
SAN JUAN, Puerto Rico—May 10, 2010— Doral Financial Corporation (NYSE:DRL) (“Doral” or the “Company”), the holding company of Doral Bank, a leading community bank based in Puerto Rico, today announced the filing of its Quarterly Report on Form 10-Q for the quarter ended March 31, 2010. The Company reported a net loss of $3.5 million, compared to a net loss of $46.3 million for the comparable 2009 period; and, as a result of its conversion of preferred stock to common as of March 31, 2010, the Company reported net income to common shareholders of $21.2 million, compared to a net loss to common shareholders of $54.6 million for the comparable 2009 period. Doral further increased its financial strength by obtaining $180 million of new capital in April 2010.
Doral continues to experience significant improvement in key fundamentals:
•	Doral Financial and both its banking subsidiaries reported capital in excess of well capitalized benchmarks as of March 31, 2010. Doral Financial reported a Total Capital ratio of 15.1%, a Tier 1 Capital ratio of 13.8%, and a Leverage ratio of 8.4%.

•	The Company was a qualified bidder for the failed-bank assets and liabilities in Puerto Rico.

•	Doral continued to improve the quality of life of the communities served through innovative community programs. Through its recent community initiative, d hogares, Doral, in collaboration with various municipalities, repaired and donated more than $1 million in homes to 16 families in low income areas throughout Puerto Rico.
“While we continue to focus on our operating fundamentals, our clients and community, the increase in capital further strengthens us, as we are well positioned to prosper in this changing local banking industry,” said Glen Wakeman, CEO and President of Doral Financial Corporation.
FINANCIAL HIGHLIGHTS
•	Doral Financial’s performance for the first quarter of 2010, compared to 2009 was primarily due to (i) an increase in non-interest income of $35.0 million; (ii) an increase of $7.7 million in net interest income; (iii) a decrease of $9.7 million in provision for loan and lease losses; partially offset by (iv) an increase of $7.0 million in non-interest expenses; (v) and an increase of $2.6 million in tax expense.

•	Net income attributable to common shareholders for the first quarter of 2010 totaled $21.2 million, resulted in a diluted earnings per share of $0.34, compared to a net loss attributable to common shareholders for the corresponding 2009 period of $54.6 million, or a diluted loss per share of $1.01, resulting in a $1.35 improvement in the quarterly earnings per share, due primarily to the $42.8 million improvement in net income and to the $26.5 million effect of the preferred stock exchange.

•	Net interest income for the first quarter of 2010 was $43.8 million, compared to $36.1 million for the corresponding period in 2009. The increase of $7.7 million in net interest income for 2010, compared to 2009, was the result of a reduction in interest expense of $15.0 million or 18.6%, partially offset by a reduction in interest income of $7.3 million or 6.2%. The reduction in interest expense was due to (i) a reduction of $11.5 million in interest expense on deposits driven by lower interest rates, (ii) a reduction of $2.0 million in interest expense on advances from FHLB, and (iii) a decrease in interest expense on loans payable of $1.7 million. The decrease in interest income was due to (i) a reduction in interest income on mortgage-backed securities of $4.1 million, (ii) a reduction in interest income on investment securities of $4.0 million, partially offset by (iii) an increase in interest income on other interest earning assets of $1.2 million.

•	Doral Financial’s provision for loan and lease losses for the quarter ended March 31, 2010 totaled $13.9 million, compared to $23.6 million for the corresponding 2009 period. The $9.7 million decrease in the provision in the first quarter of 2010 compared to 2009 was due to higher provisions established in 2009 as a result of the full impact of the discontinuation of the government’s incentive program and adverse development on five loans that drove an additional $11.0 million provision in the 2009 period.

•	Non-interest income for the first quarter of 2010 was $36.6 million, compared to $1.6 million for the corresponding period in 2009. The increase in non-interest income of $35.0 million for the first quarter of 2010, compared to the same period in 2009, resulted from (i) a net gain on investment securities of $26.4 million due to the sale of approximately $1.2 billion of mortgage-backed securities and other debt securities during the first quarter of 2010; (ii) a $9.5 million improvement in servicing income largely attributable to an adverse mark on the servicing asset in 2009; (iii) a net gain on trading activities of $1.8 million driven principally by a lower loss on the MSR economic hedge of $9.1 million when compared to 2009; (iv) an increase in other income of $2.9 million due to a gain on redemption of shares of VISA, Inc., offset in part by an OTTI loss of $13.3 million recognized on six of the Company’s non-agency CMOs.

•	Non-interest expense for the first quarter of 2010 was $67.4 million, compared to $60.4 million for the corresponding period in 2009. The $7.0 million increase in non-interest expenses for the first quarter of 2010 was due to (i) an increase of $7.7 million in professional services related to expenses incurred in the exchange of preferred stock to common stock, expenses related to managing the portfolio of construction loans and expenses incurred to facilitate the Company’s qualification as a bidder in a possible FDIC assisted transaction, (ii) an increase of $3.4 million in OREO losses and other related expenses, (iii) an increase of $3.3 million in FDIC insurance expense related to the increase in rates and assessment bases adopted by the FDIC in the third quarter of 2009, partially offset by (iv) a decrease in compensation and employee benefits of $6.4 million related to severance expenses incurred in the first quarter of 2009 related to a reduction in force.

•	An income tax expense of $2.5 million for the first quarter of 2010, compared to an income tax benefit of $0.1 million for the corresponding period in 2009. The current tax expense resulted from taxes on U.S. source income and the amortization of existing deferred tax assets.

•	The Company reported other comprehensive loss of $7.3 million for the first quarter of 2010 compared to other comprehensive loss of $12.7 million for the corresponding 2009 period. The Company’s other comprehensive loss for the first quarter of 2010 and 2009 resulted principally from a decrease in value of securities in its available for sale investment portfolio.

•	Doral Financial’s loan production for the first quarter of 2010 was $289.1 million, compared to $242.3 million for the comparable 2009 period, an increase of approximately 19.3%. The increase in Doral Financial’s loan production for the first quarter of 2010 was due to an increase in the commercial loan portfolio primarily as a result of loan production generated by the Company’s syndicated lending unit that started operations during the third quarter of 2009. The increase in the commercial loan portfolio was partially offset by decreases in mortgage loan origination as well as in construction and consumer loans due primarily to the general economic conditions in Puerto Rico.

•	Assets as of March 31, 2010 totaled $9.7 billion compared to $10.2 billion as of December 31, 2009, a decrease of $519 million or 5.1%. The decrease in assets was due to a decrease of $709.9 million in the Company’s investment securities portfolio that resulted from a combination of a sale of $1.2 billion of investment securities during the first quarter of 2010 and purchases primarily of shorter duration mortgage-backed securities as part of interest rate risk management, a decrease in cash of $413.1 million and partially offset by an increase of $572.9 million in other assets primarily due to an increase in unsettled investment security trades.

•	Non-performing assets (“NPA”) as of March 31, 2010 were $1.0 billion, an increase of $61.7 million compared to December 31, 2009. Non-performing loans (which are included in NPAs) as of March 31, 2010 were $903.9 million, an increase of $55.6 million since December 31, 2009. The increase in NPAs resulted from increases in the residential mortgage loans, commercial real estate loans and land loans and is a direct consequence of the depressed housing market and overall macroeconomic trends in Puerto Rico.
Further information on the financial performance and condition of the Company are included in the Form 10 Q filed this morning.

CAPITAL RATIOS

Set forth below are Doral Financial’s, and its banking subsidiaries’ regulatory capital ratios as of March 31, 2010, based on existing Federal Reserve, FDIC and OTS guidelines.

REGULATORY CAPITAL RATIOS*

	AS OF MARCH 31, 2010
	DORAL	DORAL	DORAL
	FINANCIAL	BANK PR	BANK NY
Total Capital Ratio (Total capital to risk- weighted assets)	15.1%	15.7%	16.4%
Tier 1 Capital Ratio (Tier 1 capital to risk- weighted assets)	13.8%	14.4%	15.9%
Leverage Ratio(1)	8.4%	7.4%	12.5%

*	Capital ratios as of March 31, 2010 do not reflect the capital raise completed in April 2010.

(1)	Tier 1 capital to average assets in the case of Doral Financial and Doral Bank PR and Tier 1 capital to adjusted total assets in the case of Doral Bank NY.

	AS OF DECEMBER 31, 2009
	DORAL	DORAL	DORAL
	FINANCIAL	BANK PR	BANK NY
Total Capital Ratio (Total capital to risk- weighted assets)	15.1%	15.3%	16.6%
Tier 1 Capital Ratio (Tier 1 capital to risk- weighted assets)	13.8%	14.0%	16.2%
Leverage Ratio(1)	8.4%	7.4%	13.0%

(1)	Tier 1 capital to average assets in the case of Doral Financial and Doral Bank PR and Tier 1 capital to adjusted total assets in the case of Doral Bank NY.

*	Capital ratios as of March 31, 2010 do not reflect the capital raise completed in April 2010.
As of March 31, 2010, Doral Financial capital levels exceeded the well capitalized thresholds under applicable federal bank regulatory definitions. In addition, as of March 31, 2010, Doral Bank PR and Doral Bank NY capital levels exceeded the well capitalized thresholds as contained in the prompt corrective action regulations adopted by the FDIC pursuant to the Federal Deposit Insurance Corporation Improvement Act of 1991 (“FDICIA”). Those thresholds require an institution to maintain a Leverage Ratio of at least 5%, a Tier 1 Capital Ratio of at least 6% and a Total Capital Ratio of at least 10% and not be subject to any written agreement or directive to meet a higher specific capital ratio.
RESULTS CONFERENCE CALL
The Company will host a results conference call on Tuesday, May 11th at 4.30 pm EDT, to discuss results and answer questions.
Information for Call:
ID # 74561554
Participant Dial-In Number(s):
US/Canada Dial-in #: (866) 644 — 3260
Participant Dial-In Number(s):
Int’l/Local Dial-In #: (706) 634 – 5163
Encore Dial In #:(800) 642-1687 or (706) 645-9291
Encore Dates: 05/11/2010 17:30 EDT — 05/18/2010 23:59 EDT

FORWARD-LOOKING STATEMENTS
This Press Release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. In addition, Doral Financial Corporation (the “Company”) may make forward-looking statements in its other press releases, its other filings with the Securities and Exchange Commission (“SEC”) or in other public or shareholder communications and its senior management may make forward-looking statements orally to analysts, investors, the media and others.
These forward-looking statements may relate to the Company’s financial condition, results of operations, plans, objectives, future performance and business, including, but not limited to, statements with respect to the adequacy of the allowance for loan and lease losses, market risk and the impact of interest rate changes, capital markets conditions, capital adequacy and liquidity, and the effect of legal proceedings and new accounting standards on the Company’s financial condition and results of operations. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts, and are generally identified by the use of words or phrases such as “would be,” “will allow,” “intends to,” “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimate,” “project,” “believe,” “expect,” “may” or similar expressions.
Doral Financial cautions readers not to place undue reliance on any of these forward-looking statements since they speak only as of the date made and represent Doral Financial’s expectations of future conditions or results and are not guarantees of future performance. The Company does not undertake and specifically disclaims any obligations to update any forward-looking statements to reflect occurrences or unanticipated events or circumstances after the date of those statements.
Forward-looking statements are, by their nature, subject to risks and uncertainties. While there is no assurance that any list of risks and uncertainties or risk factors is complete, below are certain important factors that could cause actual results to differ materially from those contained in any forward-looking statement:
•	the continued recessionary conditions of the Puerto Rico and the United States economies and the continued weakness in the performance of the United States capital markets leading to, among other things, (i) a deterioration in the credit quality of our loans and other assets, (ii) decreased demand for our products and services and lower revenue and earnings, (iii) reduction in our interest margins, and (iv) decreased availability and increased pricing of our funding sources, including brokered certificates of deposits;

•	the strength or weakness of the real estate markets and of the consumer and commercial credit sectors and its impact in the credit quality of our loans and other assets which may lead to, among other things, an increase in our non-performing loans, charge-offs and loan loss provisions;

•	a decline in the market value and estimated cash flows of our mortgage-backed securities and other assets may result in the recognition of other-than-temporary impairment of such assets under generally accepted accounting principles in the United States of America (“GAAP”);

•	our ability to derive sufficient income to realize the benefit of the deferred tax assets;

•	uncertainty about the legislative and other measures adopted by the Puerto Rico government in response to its fiscal situation and the impact of such measures on several sectors of the Puerto Rico economy;

•	uncertainty about the effectiveness of the various actions undertaken to stimulate the United States economy and stabilize the United States financial markets, and the impact of such actions on our business, financial condition and results of operations;

•	changes in interest rates, which may result from changes in the fiscal and monetary policy of the federal government, and the potential impact of such changes in interest rates on our net interest income and the value of our loans and investments;

•	the commercial soundness of our various counterparties of financing and other securities transactions, which could lead to possible losses when the collateral held by us to secure the obligations of the counterparty is not sufficient or to possible delays or losses in recovering any excess collateral belonging to us held by the counterparty;

•	our ability to collect payment of a receivable from Lehman Brothers, Inc. (“LBI”), which results from the excess of the value of securities owned by Doral Financial that were held by LBI above the amounts owed by Doral Financial under certain terminated repurchase agreements and forward agreement;

•	higher credit losses because of federal or state legislation or regulatory action that either (i) reduces the amount that our borrowers are required to pay us, or (ii) limits our ability to foreclose on properties or collateral or makes foreclosures less economically feasible;

•	developments in the regulatory and legal environment for financial services companies in Puerto Rico and the United States as a result of, among other things, recent legislative and regulatory proposals made by the federal government; which may lead to various changes in bank regulatory requirements, including required levels and components of capital;

•	changes in our accounting policies or in accounting standards, and changes in how accounting standards are interpreted or applied;

•	general competitive factors and industry consolidation;

•	potential adverse outcome in the legal or regulatory actions or proceedings described in Part I, Item 3 “Legal Proceedings” in the Company’s 2009 Annual Report on Form 10-K, as updated from time to time in the Company’s future reports filed with the SEC; and

•	the other risks and uncertainties detailed in Part II, Item 1A “Risk Factors” in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2010, as updated from time to time in the Company’s future reports filed with the SEC.
Contacts:
Investor Relations:
Christopher Poulton
EVP Corporate Development
Christopher.poulton@doralfinancial.com
212-329-3794
Media:
Lucienne Gigante
VP Public Relations
Lucienne.Gigante@doralbank.com
787-474-6298